UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 21, 2011

PENDRELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2300 Carillon Point Kirkland, Washington		98033
(Address of Principal Executive Offices)		(Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pendrell Corporation (formerly ICO Global Communications (Holdings) Limited) (the “Company”) hired Thomas J. Neary to serve as its chief financial officer as of July 21, 2011. The Company has agreed to pay Mr. Neary an annual base salary of $250,000. He will also be eligible for a bonus targeted at 50% of his base salary. In addition, Mr. Neary will be granted options to purchase 150,000 shares of the Company’s Class A common stock at the market price of such stock at the close of business on August 15, 2011. These options will vest and become exercisable over a four-year period, beginning July 21, 2011, in accordance with the standard vesting provisions of the Company’s stock incentive plan. The Company also issued to Mr. Neary 150,000 shares of restricted Class A Common Stock, twenty-five percent (25%) of which will vest on the occurrence of each of the following four events: (i) when the Company’s trailing 12-month net income reaches $50 million; (ii) when the Company’s trailing 12-month net income reaches $100 million; (iii) when the average closing share price of the Company’s Class A Common Stock for any 20 consecutive trading days is $4.50 or higher; and (iv) when the average closing share price of the Company’s Class A Common Stock for any 20 consecutive trading days is $6.00 or higher. In connection with Mr. Neary’s employment, the Board appointed Mr. Neary as a vice president.

Mr. Neary has more than 27 years of experience in finance, operations management and leadership roles for technology companies. Mr. Neary operated as an independent financial consultant from December 2010 to July 2011. From January 2009 to December 2010, he served as executive vice president and chief financial officer for Coast Crane Corporation. Mr. Neary consulted with CFO Selections from February 2007 to January 2009 and then was the chief financial officer for MarketRange Corporation from May 2005 to February 2007. In addition, he spent thirteen years in operations, finance and international roles for Microsoft Corporation.

In connection with Mr. Neary’s employment, Mr. Timothy P. Leybold will no longer serve as the Company’s Interim Senior Vice President; Chief Financial Officer as defined in the Company’s agreement with Tatum, LLC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Letter Agreement dated July 21, 2011 between the Company and Thomas J. Neary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Registrant)

	By:	/s/ Timothy M. Dozois
July 27, 2011		Timothy M. Dozois General Counsel and Acting Secretary